Exhibit 32.1

Certificate of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of National Vision, Inc. (the “Company”) on Form 10-Q for the quarter ended July 2, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Reade Fahs, the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.               The information contained in this Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Reade Fahs
Reade Fahs
Chief Executive Officer and President

Date: August 15, 2005